Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 2, 2016

Among

EAGLE MATERIALS INC.,

as Issuer

AND

THE GUARANTORS PARTY HERETO

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A.,

as Trustee

$350,000,000 of 4.500% Senior Notes due 2026

THIS FIRST SUPPLEMENTAL INDENTURE is dated as of August 2, 2016 (this “First Supplemental Indenture”), among EAGLE MATERIALS INC., a Delaware corporation (the “Company”), the Guarantors party hereto (each a “Guarantor” and collectively, the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., a national banking association, as trustee (the “Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of May 8, 2009 (the “Base Indenture,” as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of unsubordinated debt securities (the “Securities”) evidencing its unsecured indebtedness and for the issuance of guarantees of the Securities.

B. Pursuant to a Board Resolution, the Company has authorized the issuance of $350,000,000 of 4.500% Senior Notes due 2026 (the “Initial Offered Securities”).

C. The Guarantors will guarantee the Offered Securities being issued pursuant to Article IV hereof.

D. The entry into this First Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

E. The Company desires to enter into this First Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the form of the Offered Securities in accordance with Article II of the Base Indenture and to establish the terms of the Offered Securities in accordance with Article III of the Base Indenture.

F. All things necessary to make this First Supplemental Indenture a valid indenture and to make the Offered Securities, each when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:

ARTICLE I

Section 1.1 Scope of this First Supplemental Indenture.

Unless otherwise stated, the terms and provisions contained in the Base Indenture shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Notwithstanding any of the foregoing to the contrary, the provisions of this First Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture, and to the extent any provision of the Base Indenture conflicts with the express provisions of this First Supplemental Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling. The changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Offered Securities, which may be issued from time to time, and shall not apply to any other Offered Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Offered Securities specifically incorporates such changes, modifications and supplements.

Section 1.2 Additional Defined Terms.

The following definitions in Section 1.01 of the Base Indenture are hereby amended and restated in their entirety or added to Section 1.01 if not therein, as applicable. As used herein, the following defined terms shall have the following meanings with respect to the Offered Securities only:

“Additional Offered Securities” means additional Offered Securities (other than the Initial Offered Securities) issued under an indenture supplemental or otherwise in accordance with the terms of the Indenture, as part of the same series as the Initial Offered Securities.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Offered Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or the relief of debtors.

“Board of Directors” means the Board of Directors of the Company, the Board of Directors, Board of Managers or sole member, as applicable, of any Guarantor or any committee of any of the foregoing duly authorized to act on behalf of such authority.

“Business Day” means each day other than a Saturday, Sunday or a day on which the Trustee or commercial banking institutions are authorized or required by law to close in New York City.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 5.1 hereof, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Markets Debt” means any Debt consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act, (2) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, or (3) a placement to institutional investors. The term “Capital Markets Debt” shall not include any Debt Facilities or similar Debt or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provision) is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person, other than a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction; or

(4) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Company becomes a direct Subsidiary of a holding company, (b) such holding company owns no assets other than the Capital Stock of the Company and (c) upon completion of such transaction, the ultimate beneficial ownership of the Company has not been modified by such transaction.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded:

(1) the income of any such consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary of that income is not at the time permitted by operation of the terms of the charter, by-laws or similar governing document of such Subsidiary; provided, for the avoidance of doubt, that the net income of joint ventures will be excluded, except as otherwise distributed to the Company and its Subsidiaries; and

(2) the income or loss of any Person accrued prior to the date it becomes a consolidated Subsidiary of the Company or is merged into or consolidated with the Company or any of its consolidated Subsidiaries or the date that such Person’s assets are acquired by the Company or any of its consolidated Subsidiaries;

provided, further, however, that Consolidated Net Income for any period shall be determined after excluding the effects of adjustments (including the effects of such adjustments pushed down to the Company and its Subsidiaries) in any line item in the Company’s consolidated financial statements in such period pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1)(a) the aggregate amount of Funded Debt of the Company and its Subsidiaries then outstanding that is secured by Liens as of such date of determination, less (b) cash and cash equivalents of the Company and its Subsidiaries to (2) EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Company are available, in each case with pro forma and other adjustments to each of Funded Debt and EBITDA to reflect any incurrences or repayments of Funded Debt (which pro forma and other adjustments will be determined in good faith by a responsible financial or accounting officer of the Company and shall not be required to be made in accordance with Regulation S-X promulgated by the SEC) and any acquisitions or dispositions of businesses or assets since the beginning of such four consecutive fiscal quarter period; provided, however, that for purposes of calculating the amount under clause (1)(a) above on any date of determination, amounts of revolving credit indebtedness committed pursuant to the Credit Agreement or any Debt Facility that may be incurred by the Company or its Subsidiaries and which, upon incurrence, will be secured by a Lien, shall be deemed to be outstanding at all times and subsequent borrowings, reborrowings, renewals, replacements and extensions of such revolving credit indebtedness, up to such maximum committed amount, shall not be deemed additional incurrences of Funded Debt requiring calculations under this definition (but subsequent incremental borrowings in connection with increases in such maximum committed amount shall require calculations under this definition or shall otherwise comply with Section 5.1 hereof).

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the first date that any of the Offered Securities were issued or (2) was nominated for election or elected to the Company’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Company’s Board of Directors at the time of such nomination or election.

“Credit Agreement” means the Third Amended and Restated Credit Agreement, dated October 30, 2014, among Eagle Materials Inc., JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., Branch Banking and Trust Company and Wells Fargo Bank, N.A., as co-syndication agents, Regions Bank and SunTrust Bank, as co-documentation agents, and the lenders party thereto, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt, including an indenture, incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement.

“Debt” means any indebtedness for money borrowed evidenced by loans, bonds, notes, debentures, letters of credit, bankers’ acceptances, Hedging Obligations or instruments similar to the foregoing, in each case to the extent such indebtedness would appear as a liability on the balance sheet of such Person in accordance with GAAP.

“Debt Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or other long term indebtedness including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), Refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time but excluding, for the avoidance of doubt, Capital Markets Debt.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures (excluding any maturities as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Debt or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to 91 days after the earlier of the Stated Maturity of the Offered Securities or the date the Offered Securities are no longer outstanding; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy obligations as a result of such employee’s death or disability; provided, further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring on or prior to 91 days after the Stated Maturity of the Offered Securities shall not constitute Disqualified Stock if:

(1) the “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Offered Securities and described under Section 5.5 hereof; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Offered Securities, including the purchase of any Offered Securities tendered pursuant thereto.

“DTC” means The Depository Trust Company.

“EBITDA” for any period means Consolidated Net Income for such period plus

(1) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of

(a) consolidated interest expense for such period,

(b) consolidated income tax expense for such period,

(c) consolidated depreciation and amortization for such period,

(d) any costs, expenses or charges (including advisory, legal and professional fees) related to any Equity Offering, investments, acquisition, disposition, recapitalization or incurrence of any Debt (including a refinancing thereof (whether or not successful)), including (A) such fees, expenses or charges related to the offering of the Offered Securities and any Debt Facilities and (B) any amendment or modification of the Offered Securities or any Debt Facility,

(e) any restructuring expenses or charges for such period, including charges or expenses related to employee severance or facilities consolidation,

(f) any unusual or non-recurring fees, expenses or charges for such period, in each case, representing transaction or integration costs incurred in connection with acquisitions,

(g) all other non-cash losses, expenses and charges of the Company and its Subsidiaries for such period (excluding (x) the write down of current assets and (y) any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period),

(h) any non-cash compensation expense, including expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees, and in connection with options, restricted stock, restricted stock units or other equity level awards under any Company incentive plan,

(i) any losses attributable to sales of assets out of the ordinary course of business,

(j) any net after tax losses on disposal of discontinued operations,

(k) any modifications to pension and post-retirement employee benefit plans, settlement costs incurred to annuitize retirees or facilitate lump-sum buyout offers under pension and post-retirement employee benefit plans or mark-to-market adjustments under pension and post-retirement employee benefit plans; provided that for any period of calculation, amounts under this clause (xi) shall not comprise more than 5% of EBITDA for such period, and

(l) any net non-cash unrealized loss resulting in such period from Hedging Obligations incurred in the ordinary course of business and made in accordance with ASC No. 815—Derivatives and Hedging; minus

(2) without duplication

(a) consolidated income tax benefit for such period,

(b) any gains attributable to sales of assets out of the ordinary course of business,

(c) any net after tax gains on disposal of discontinued operations, and

(d) any net non-cash unrealized gain resulting in such period from Hedging Obligations incurred in the ordinary course of business and made in accordance with ASC No. 815—Derivatives and Hedging.

“Equity Offering” means any primary offering of Capital Stock of the Company (other than Disqualified Stock) to Persons who are not Subsidiaries of the Company other than (1) public offerings with respect to the Company’s Common Stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, excluding any Debt owed to the Company or its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board; and

(3) such other statements by such other entity as approved by a significant segment of the accounting profession;

provided, for the avoidance of doubt, that except as set forth in the Indenture, all ratios and computations based on GAAP contained in the Indenture shall be computed in comformity with GAAP.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means a guarantee by a Subsidiary of the Company’s obligations with respect to the Offered Securities.

“Guarantor” or “Guarantors” means each Subsidiary of the Company that executes this First Supplemental Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company, that thereafter executes a supplemental indenture substantially in the form of Exhibit B hereto providing its Guarantee pursuant to the terms of the Indenture, in each case so long as such Guarantee is in effect.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Issue Date” means August 2, 2016.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). For the avoidance of doubt, the grant by any Person of a non-exclusive license to use intellectual property owned by, licensed to, or developed by such Person and such license activity shall not constitute a grant by such Person of a Lien on such intellectual property.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offered Securities” means the Initial Offered Securities and any Additional Offered Securities.

“Officer” means the President and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, and the Treasurer, or any other officer or officers of the Company pursuant to a duly adopted resolution of the Board of Directors.

“Officers’ Certificate” means a certificate signed by any two of the President and Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Vice President, and the Treasurer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably satisfactory to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital of any other class of such corporation.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Private Placement Senior Notes” means the Company’s outstanding Series 2005A Senior Notes and Series 2007A Senior Notes.

“Property” means any property or asset, whether real, personal or mixed, including current assets, but excluding deposit or other control accounts, owned on the Issue Date or thereafter acquired by the Company or any Subsidiary of the Company.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Sale/Leaseback Transaction” means an arrangement relating to a Property owned by the Company or a Subsidiary of the Company on the Issue Date or thereafter acquired by the Company or a Subsidiary of the Company whereby the Company or a Subsidiary of the Company transfers such property to a Person and the Company or the Subsidiary of the Company leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).

ARTICLE II

Section 2.1 Title and Terms of Offered Securities.

The following terms relate to the Offered Securities:

(1) The Offered Securities constitute a series of Securities having the title “4.500% Senior Notes due 2026.”

(2) The aggregate principal amount of the Initial Offered Securities that may be authenticated and delivered under this First Supplemental Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, Initial Offered Securities pursuant to clause (12) of the third paragraph of Section 3.01, Section 3.04, Section 3.05, Section 3.06 and Section 11.07 of the Base Indenture) is $350,000,000.

The Company may, without the consent of the Holders of Offered Securities previously issued, issue Additional Offered Securities having the same terms as, and ranking equally and ratably with, the Offered Securities then Outstanding in all respects (other than with respect to the date of issuance, public offering price and amount of interest payable on the first payment date applicable thereto); provided that if the Additional Offered Securities are not fungible with the Offered Securities then Outstanding for U.S. federal income tax purposes, the Additional Offered Securities will have one or more separate CUSIP numbers. Such Additional Offered Securities may be consolidated and form a single series with, and shall have the same terms as to ranking, redemption, waivers, amendments and otherwise as, the Offered Securities then Outstanding, and shall vote together as one class on all matters with respect to the Offered Securities.

(3) The entire outstanding principal of the Offered Securities shall be payable on August 1, 2026.

(4) The rate at which Offered Securities shall bear interest shall be 4.500% per year. The date from which interest shall accrue on the Offered Securities shall be August 2, 2016, or the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Dates for the Offered Securities shall be February 1 and August 1 of each year, beginning on February 1, 2017. Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on January 15 and July 15, as the case may be, immediately preceding the relevant Interest Payment Date (a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year comprised of twelve 30-day months. Principal of and premium, if any, and interest on the Offered Securities shall be payable, and the Offered Securities may be exchanged or transferred, at the office or agency maintained by the Company pursuant to Section 10.02 of the Base Indenture. The Company will pay or cause to be paid the principal of, premium, if any, and interest on the Offered Securities pursuant to Section 10.01 of the Base Indenture. Except as otherwise set forth in the Indenture or established in one or more indentures supplemental to the Indenture, in any case where the date of maturity of interest or principal of any Offered Security or the date of redemption of any Offered Security shall not be a Business Day, then payment of principal, premium, if any, or interest, if any, may be made on the next succeeding Business Day.

(5) The Offered Securities shall be issuable in whole in the form of one or more registered global securities, and the Depositary for such global securities shall be DTC. The Offered Securities shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference. The Offered Securities shall be initially issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. Notwithstanding the immediately preceding sentence, the minimum denomination of any Offered Security shall be $1,000.

(6) The Offered Securities will not have the benefit of any sinking fund.

(7) Payment of the principal of, premium, if any, and interest on, the Offered Securities shall be payable in U.S. dollars.

(8) Except as provided herein, the Holders of the Offered Securities shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(9) The Offered Securities will be senior unsecured and unsubordinated obligations of the Company and will rank equally among themselves with all other existing and future unsecured and unsubordinated debt obligations of the Company.

(10) The Offered Securities are not convertible into Common Stock or other securities of the Company.

(11) The Company or any of its Subsidiaries may at any time and from time to time purchase the Offered Securities in the open market or otherwise.

(12) For the avoidance of doubt, Article XIII of the Base Indenture shall not apply to the Offered Securities.

ARTICLE III

Section 3.1 Optional Redemption.

(1) At any time prior to August 1, 2021, the Company may redeem the Offered Securities, in whole or in part, from time to time, upon not less than 30 nor more than 60 days’ notice mailed or delivered by electronic transmission in accordance with the applicable procedures of DTC, at a redemption price equal to 100% of the aggregate principal amount of the Offered Securities, plus the Applicable Premium, plus accrued and unpaid interest, if any, to but excluding the applicable redemption date.

(2) At any time prior to August 1, 2019, the Company may, on any one or more occasions, redeem up to 40% of the original aggregate principal amount of the Offered Securities (calculated after giving effect to any issuance of Additional Offered Securities) with the Net Cash Proceeds of one or more Equity Offerings, upon not less than 30 nor more than 60 days’ notice mailed or delivered by electronic transmission in accordance with the applicable procedures of DTC, at a redemption price equal to 104.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date; provided that (1) at least 60% of the original aggregate principal amount of the Offered Securities (calculated after giving effect to any issuance of Additional Offered Securities) remains outstanding after each such redemption and (2) such redemption occurs within 120 days after the closing of any such Equity Offering.

(3) On and after August 1, 2021, the Company may redeem the Offered Securities, in whole or in part, from time to time, upon not less than 30 nor more than 60 days’ notice mailed or delivered by electronic transmission in accordance with the applicable procedures of DTC, at the redemption prices (expressed as a percentage of the principal amount of the Offered Securities to be redeemed) set forth below, plus accrued and unpaid interest on the Offered Securities, if any, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on August 1 of each of the years indicated below:

Year	Percentage
2021	102.250%
2022	101.500%
2023	100.750%
2024 and thereafter	100.000%

(4) If the optional redemption date is on or after a regular record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest in respect of Offered Securities subject to redemption will be paid on the redemption date to the Person in whose name the Offered Security is registered at the close of business, on such regular record date, and no additional interest will be payable to Holders whose Offered Securities will be subject to redemption by the Company.

(5) Notice of any redemption of the Offered Securities in connection with a transaction or an event (including a Change of Control or completion of an Equity Offering) may, at the Company’s discretion, be given prior to the completion or the occurrence thereof.

(6) In connection with any redemption of Offered Securities, any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related equity offering or consummation of a Change of Control or Refinancing of Debt. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

(7) Except as otherwise set forth in this Section 3.1, any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of Article XI of the Base Indenture.

(8) As used herein:

“Applicable Premium” means, with respect to an Offered Security on any date of redemption, the greater of (1) 1.0% of the principal amount of such Offered Security, and (2) the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Offered Security on August 1, 2021 as set forth in Section 3.1(3) hereof, plus (ii) all required interest payments due on such Offered Security through August 1, 2021 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal amount of such Offered Security; provided that calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate.

“Treasury Rate” means, as of any date of redemption of Offered Securities, the yield to maturity at the time of computation of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data selected by the Company in good faith)) most nearly equal to the period from such redemption date to August 1, 2021; provided, however, that if the period from such redemption date to August 1, 2021 is not equal to the constant maturity of a U.S. Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of U.S. Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2021 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

ARTICLE IV.

GUARANTEES.

Section 4.1 Guarantees.

(1) Each Guarantor hereby fully and unconditionally, and jointly and severally with each other Guarantor, guarantees (i) to each Holder of each Offered Security that is authenticated and delivered by the Trustee, and (ii) to the Trustee on behalf of such Holder, the due and punctual payment of the principal of, premium, if any, and interest (including post-petition interest under Bankruptcy Law) on such Offered Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption or otherwise, in accordance with the terms of such Offered Security and of the Indenture and such other Obligations under such Offered Security and the Indenture. In case of the failure of the Company punctually to make any such payment, each Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption or otherwise, and as if such payment were made by the Company. The Guarantors, jointly and severally, agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under the Guarantees.

(2) Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, the validity, regularity or enforceability of such Offered Security or the Indenture, the absence of any action to enforce the same or any release, amendment, waiver or indulgence granted to the Company or such Guarantor or any consent to departure from any requirement of any other guarantee of all or any of the Offered Securities or other Obligations under the Offered Securities and the Indenture or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Offered Security or the indebtedness evidenced thereby or other Obligations under the Offered Securities and the Indenture and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Offered Security or other Obligations under the Offered Securities and the Indenture except by complete performance of the obligations contained in such Security and in such Guarantee. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders of the Offered Securities are prevented by applicable law from exercising their respective rights to accelerate the maturity of such Offered Securities, to collect interest on such Offered Securities, or to enforce or exercise any other right or remedy with respect to such Offered Securities or other Obligations under the Offered Securities and the Indenture, each Guarantor agrees to pay to the Trustee for the account of such Holders or for its own account, as the case may be, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of such Holders.

(3) The Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of such Offered Securities or other Obligations under the Offered Securities and the Indenture, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of such Offered Securities or by the Trustee, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, such Offered Securities or other Obligations under the Offered Securities and the Indenture shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(4) In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 4.2 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of a Offered Security, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy or insolvency law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this Article IV, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed Obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 4.3 Execution and Delivery.

(1) To evidence its Guarantee set forth in Section 4.1 hereof, each Guarantor hereby agrees that this First Supplemental Indenture (or an indenture supplemental to this First Supplemental Indenture) shall be executed on behalf of such Guarantor by any member of its Board of Directors, its chief executive officer, the president, the chief financial officer, or any executive vice president, senior vice president or vice president.

(2) Each Guarantor hereby agrees that its Guarantee set forth in Section 4.1 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on any Offered Security.

(3) If an Officer whose signature is on the Indenture no longer holds that office at the time the Trustee authenticates the Offered Security, the Guarantee shall be valid nevertheless.

(4) The delivery of any Offered Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in the Indenture with respect to such Offered Security on behalf of the Guarantors.

Section 4.4 Subrogation. Each Guarantor shall be subrogated to all rights of Holders of the Offered Securities against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 4.1 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or the Offered Securities shall have been paid in full.

Section 4.5 Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this First Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 4.6 Releases of Guarantees. A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Company, the Trustee or any other Person is required for the release of such Guarantor’s Guarantee, upon any of the following events:

(1) any sale, assignment, transfer, conveyance, exchange or other disposition (by spin-off, merger, consolidation or otherwise) of Capital Stock or other interests of such Guarantor after which the applicable Guarantor is no longer a Subsidiary of the Company;

(2) the sale or disposition of all or substantially all the assets of the applicable Guarantor;

(3) at the election of the Company (notice of which election will be delivered reasonably promptly to the Trustee), at such time as such Guarantor no longer guarantees any (a) Debt Facility of the Company or any Guarantor with an aggregate principal amount or commitments of $50,000,000 or more (including, without limitation, the Credit Agreement) or (b) Capital Markets Debt of the Company or any Guarantor; provided, however, with respect to clause (b) in the case of the release of the Private Placement Senior Notes, that a Guarantor may be released from its Guarantee of the Offered Securities so long as the Company and such Guarantor substantially concurrently take such actions as are necessary to promptly thereafter release such Guarantor’s guarantee of the Private Placement Senior Notes;

(4) the Company’s exercise of its legal defeasance option or covenant defeasance option as provided under Section 8.2 hereof or Section 8.3 hereof;

(5) discharge of the Indenture as provided under Article VIII hereof; or

(6) pursuant to Article IX hereof,

in the case of clause (1) or (2) of this Section 4.6, other than to the Company or a Subsidiary of the Company and as not prohibited by the Indenture.

ARTICLE V.

ADDITIONAL COVENANTS.

The following additional covenants shall apply to the Offered Securities so long as any of the Offered Securities remain Outstanding (but subject to covenant defeasance as provided under Section 8.3 hereof):

Section 5.1 Limitation on Liens.

The Company will not, and will not permit any Subsidiary of the Company to, create, incur, issue, assume or guarantee any Debt secured by a Lien upon (a) any Property of the Company or such Subsidiary, or (b) any shares of Capital Stock or Debt issued by any Subsidiary of the Company and owned by the Company or any Subsidiary of the Company, whether owned on the Issue Date or thereafter acquired, without effectively providing concurrently that the Offered Securities (and the Guarantees, in the case of Subsidiaries) then Outstanding under the Indenture are secured equally and ratably with or, at the option of the Company, prior to such Debt so long as such Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Debt (or any guarantee thereof) in any computation under such restriction, Debt (or any guarantee thereof) secured by:

(1) Liens on any property or assets existing at the time of the acquisition thereof;

(2) Liens on property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or a Subsidiary of the Company or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of such Person (or a division thereof) to the Company or a Subsidiary of the Company; provided that any such Lien does not extend to any property or assets owned by the Company or any Subsidiary of the Company immediately prior to such merger, consolidation, sale, lease or other disposition;

(3) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that any such Lien does not extend to any property owned by the Company or any Subsidiary of the Company immediately prior to such Person becoming a Subsidiary;

(4) Liens in favor of the Company or a Subsidiary of the Company;

(5) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained no later than 270 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property; provided, further, that such Liens do not extend to any property other than such property subject to acquisition, construction, development or improvement;

(6) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof or any other Person, to secure partial, progress, advance or other payments;

(7) Liens existing on the Issue Date or any refinancing, defeasement, extension, renewal, replacement or refunding of any Debt (or any guarantee thereof) secured by a Lien existing on the Issue Date or referred to in clauses (1)-(3) or (5) of the second paragraph of this Section 5.1; provided that any such refinancing, defeasement, extension, renewal, replacement or refunding of such Debt (or any guarantee thereof) shall be created within 270 days of repaying or maturity, as applicable, of the Debt (or any guarantee thereof) secured by the Lien existing on the Issue Date or referred to in clauses (1)-(3) or (5) of the second paragraph of this Section 5.1 and the principal amount of the Debt (or any guarantee thereof) secured thereby and not otherwise authorized by clauses (1)-(3) or (5) of the second paragraph of this Section 5.1 shall not exceed the aggregate principal or accreted (in the case of Debt issued with original issue discount) amount of Debt (or any guarantee thereof), plus the amount of accrued and unpaid interest, any premium, fee or customary and reasonable expense or cost payable in connection with any such refinancing, defeasement, extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding;

(8) Liens in an aggregate principal amount not to exceed $30,000,000;

(9) Liens in favor of the Offered Securities and the Guarantees;

(10) Liens securing Hedging Obligations entered into in the ordinary course of business; and

(11) Liens securing banking services or cash management obligations.

Notwithstanding the restrictions described in this Section 5.1, the Company and any Subsidiaries of the Company may create, incur, issue, assume or guarantee Debt secured by Liens (including, without limitation, Liens securing Debt under the Credit Agreement and related Hedging Obligations) without equally and ratably (or on a more favorable basis) securing the Offered Securities then Outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired,

(A) the aggregate principal amount of all such Debt secured by Liens which would otherwise be subject to such restrictions (other than any Debt (or any guarantee thereof) secured by Liens permitted as described in clauses (1)-(11) of the second paragraph of this Section 5.1) plus

(B) all Attributable Debt of the Company and the Subsidiaries of the Company in respect of Sale/Leaseback Transactions with respect to Properties (with the exception of such transactions that are permitted under clauses (1)-(4) of the first sentence of the first paragraph under Section 5.2 hereof)

would not exceed the greater of (x) $750,000,000 and (y) the amount that would cause the Consolidated Secured Debt Ratio to exceed 2.00 to 1.00.

For the avoidance of doubt, neither the Credit Agreement nor any extension, renewal or replacement or refunding thereof shall be secured pursuant to clause (7) of the second paragraph of this Section 5.1, as the Credit Agreement is unsecured as of the Issue Date.

Section 5.2 Limitation on Sale/Leaseback Transactions.

The Company will not, and will not permit any Subsidiary of the Company to, enter into any Sale/Leaseback Transaction with respect to any Property unless:

(1) the Sale/Leaseback Transaction is solely with the Company or another Subsidiary of the Company;

(2) the lease is for a period not in excess of 36 months (or which may be terminated by the Company or such Subsidiary), including renewals;

(3) the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1)-(11) of the second paragraph of Section 5.1 hereof, without equally and ratably securing the Offered Securities then Outstanding under the Indenture, to create, incur, issue, assume or guarantee Debt secured by a Lien on such Property in the amount of the Attributable Debt arising from such Sale/Leaseback Transaction;

(4) the Company or such Subsidiary within 360 days after the sale of such Property in connection with such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Property to (a) the retirement of Offered Securities, other Funded Debt of the Company ranking on a parity with the Offered Securities (or the Guarantees of the Offered Securities) or Funded Debt of a Subsidiary of the Company, (b) the purchase of Property; or (c) a combination thereof; or

(5)    (a) the Attributable Debt of the Company and the Subsidiaries of the Company in respect of such Sale/Leaseback Transaction and all other Sale/Leaseback Transactions entered into after the Issue Date (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (1)-(4) of this Section 5.2), plus

(b) the aggregate principal amount of Debt then Outstanding secured by Liens on Properties (not including any such Debt secured by Liens described in clauses (1)-(11) of the second paragraph of Section 5.1 hereof) that are not equally and ratably secured with the Offered Securities then Outstanding (or secured on a basis junior to the Offered Securities then Outstanding), would not exceed the greater of (x) $750,000,000 and (y) the amount that would cause the Consolidated Secured Debt Ratio to exceed 2.00 to 1.00.

Section 5.3 Future Guarantors.

After the Issue Date, the Company will cause each Subsidiary of the Company that guarantees (1) any Debt Facility of the Company or any Guarantor with an aggregate principal amount or commitments of $50,000,000 or more or (2) any Capital Markets Debt issued by the Company or any Guarantor to, within 60 days of the incurrence of such guarantee, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit B hereto to the Indenture pursuant to which such Subsidiary of the Company will guarantee payment of the Offered Securities or other Obligations under the Offered Securities and the Indenture on the same terms and conditions as those set forth in the Indenture. The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor. A Subsidiary that in the future becomes a Guarantor may be released from its Guarantee without the consent of the Holders of the Offered Securities under the circumstances described in Section 4.6 hereof.

Section 5.4 Reports by the Company.

(1) Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company will file with the SEC within the time periods specified in the SEC’s rules and regulations that are then applicable to the Company (or if the Company is not then subject to the reporting requirements of the Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations) and make available to the Trustee and Holders of the Offered Securities within 15 days thereafter, such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections; provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to the Trustee and Holders of the Offered Securities within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) of the Exchange Act. For the avoidance of doubt, the Trustee shall have no responsibility to ensure such filing has occurred.

(2) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under the Indenture or the Offered Securities (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Company will be deemed to have furnished such reports referred to in this section to the Trustee and the Holders of the Offered Securities if the Company has filed such reports with the SEC via the EDGAR filing system (or any successor electronic delivery procedure) and such reports are publicly available.

Section 5.5 Change of Control.

(1) Within 30 days following the occurrence of a Change of Control, each Holder of Offered Securities shall have the right to require that the Company make an offer to purchase all of such Holder’s Offered Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

(2) If the Change of Control purchase date is on or after a regular record date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control purchase date will be paid on the Change of Control purchase date to the Person in whose name an Offered Security is registered at the close of business on such regular record date.

(3) Within 30 days following the occurrence of a Change of Control, unless the Company has exercised its option to redeem all the Offered Securities as described under Section 3.1 hereof, the Company will mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) a notice to each Holder of Offered Securities with a copy to the Trustee (the “Change of Control Offer”) stating:

(a) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all of such Holder’s Offered Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase;

(b) the circumstances that constitute or may constitute such Change of Control;

(c) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(d) the instructions, as determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Offered Securities purchased.

(4) The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Offered Securities validly tendered and not withdrawn under such Change of Control Offer or if the Company has exercised its option to redeem all the Offered Securities pursuant to the provisions described under Section 3.1 hereof.

(5) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Offered Securities as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

(6) Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer.

(7) The provisions under the Indenture relative to the Company’s obligation to make an offer to purchase the Offered Securities as a result of a Change of Control, including the definition of “Change of Control,” may be waived or modified with the written consent of the Holders of a majority in principal amount of the Offered Securities.

(8) At any time, the Company or a third party will have the right to redeem the Offered Securities at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase (subject to the right of Holders of Offered Securities of record on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the purchase date) following the consummation of a Change of Control if at least 95% of the Offered Securities Outstanding prior to such consummation are purchased pursuant to a Change of Control Offer with respect to such Change of Control.

ARTICLE VI.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE.

This Article VI hereby replaces and supersedes, with respect to the Offered Securities, Article VIII of the Base Indenture in all respects.

Section 6.1 Consolidation, merger, sale or conveyance of the Company. The Company may not consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of its properties and assets to any entity, unless:

(1) the Company is the successor entity, or the successor or transferee entity, if other than the Company, is a Person (if such Person is not a corporation, then such successor or transferee shall include a corporate co-issuer) organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on all the Offered Securities then Outstanding and the performance of every covenant and obligation in the Indenture to be performed or observed by the Company;

(2) immediately after giving effect to the transaction, no Event of Default, as defined in Section 7.1 hereof, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction, and constitutes the legal, valid and binding obligation of the Company or successor entity, as applicable, subject to customary exceptions.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for the Company as obligor on the Offered Securities with the same effect as if it had been named in the Indenture as the issuer thereof, and the Company will be released (except in the case of a lease) from all liabilities and obligations under the Offered Securities and the Indenture.

Section 6.2 Consolidation, merger, sale or conveyance by a Guarantor. No Guarantor may consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of its properties and assets to any entity, unless:

(1) a Guarantor is the successor entity, or the successor or transferee entity, if not a Guarantor prior to such consolidation, merger, conveyance, transfer or lease, is a Person organized and existing under the laws of the jurisdiction under which such Guarantor was organized or under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the Obligations of such Guarantor under its Guarantee; provided, however, that the foregoing shall not apply in the case of a Guarantor (or a transferee of a Guarantor, as applicable) (x) that has been, or will be as a result of the subject transaction, disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger or consolidation, (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary or (z) that conveys, transfers or leases all or substantially all of its properties and assets and continues to be a Guarantor (or is otherwise released as a Guarantor in accordance with the Indenture);

(2) immediately after giving effect to the transaction, no Event of Default, as defined in Section 7.1 hereof, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each in the form required by the Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction and constitutes the legal, valid and binding obligation of the Guarantor or successor entity, as applicable, subject to customary exceptions.

In case of any such consolidation, merger, conveyance or transfer where the successor entity will succeed to and be substituted for the Guarantor as the obligor on such Guarantor’s Guarantee, the Guarantor will be released (except in the case of a lease) from all liabilities and obligations under its Guarantee and the Indenture.

Notwithstanding the foregoing, this Article VI will not apply to a merger, transfer or conveyance or other disposition of assets between or among the Company and the Guarantors.

ARTICLE VII.

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

This Article VII hereby replaces and supersedes, with respect to the Offered Securities, Article V of the Base Indenture in all respects.

Section 7.1 Events of Default.

(1) Whenever used with respect to the Offered Securities, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(a) a default in any payment of interest on any Offered Securities when the same shall become due, which continues for 30 days;

(b) a default in the payment of principal of or premium, if any, on any Offered Securities when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(c) the failure by the Company or any Guarantor to comply with its obligations under Article VI hereof;

(d) the failure by the Company or any Guarantor, as the case may be, to comply for 45 days after notice with any of its obligations under Section 5.5 hereof (other than a failure to purchase Offered Securities which constitutes an Event of Default under Section 7.1(1)(b) hereof), Section 5.1 hereof, Section 5.2 hereof or Section 5.3 hereof;

(e) the failure by the Company to comply for 120 days after notice with any of its obligations in the covenant described above under Section 5.4 hereof;

(f) the failure by the Company or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

(g) Debt of the Company, any Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $50,000,000;

(h) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company, any Guarantor or such Significant Subsidiary or for any substantial part of its property or order the winding up or liquidation of its affairs (or any similar relief is granted under any foreign laws);

(i) the Company, any Guarantor or any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company, any Guarantor or such Significant Subsidiary or for any substantial part of its property, or make any general assignment for the benefit of creditors (or take any comparable action under any foreign laws relating to bankruptcy or insolvency);

(j) any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $50,000,000 is entered against the Company, any Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not bonded, discharged, waived or stayed within 30 days after notice; or

(k) any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under its Guarantee.

However, a Default under Section 7.1(1)(d) hereof, Section 7.1(1)(e) hereof, Section 7.1(1)(f) hereof and Section 7.1(1)(j) hereof shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the Offered Securities then Outstanding notify the Company (with a copy to the Trustee if given by the Holders) of the Default and the Company does not cure such Default within the time specified after receipt of such notice. In the event of any Event of Default specified under Section 7.1(1)(g) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Offered Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Offered Securities, if within 30 days after such Event of Default arose: (i)(a) holders thereof have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (b) the default that is the basis for such Event of Default has been cured, and if (ii)(x) the annulment of the acceleration of the Offered Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, other than nonpayment of principal, premium, if any, or interest, if any, on the Offered Securities that became due solely because of the acceleration of the Offered Securities, have been cured or waived.

(2) The foregoing will constitute an Event of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(3) Notwithstanding anything to the contrary contained in the Indenture, if an Event of Default occurs and is continuing (other than under Section 7.1(1)(h) hereof and Section 7.1(1)(i) hereof), the Trustee or the Holders of at least 25% in aggregate principal amount of the Offered Securities then Outstanding may by written notice to the Company (and to the Trustee if notice is given by the Holders) declare the principal and premium, if any, and accrued and unpaid interest on, all Offered Securities to be due and payable. Upon this declaration, principal, premium, if any, and interest will be immediately due and payable. If an Event of Default described in Section 7.1(1)(h) or Section 7.1(1)(j) hereof occurs, the principal of, premium, if any, and accrued and unpaid interest on all Offered Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Offered Securities. The Holders of a majority in principal amount of the Offered Securities then Outstanding by written notice to the Trustee on behalf of all of the Holders may rescind any such acceleration of the Offered Securities and its consequences if (a) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, other than nonpayment of principal, premium, if any, or interest, if any, on the Offered Securities that became due because of the acceleration of the Offered Securities, have been cured or waived.

(4) At any time after the principal of the Offered Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Offered Securities then Outstanding, by written notice to the Trustee, may rescind and annul such declaration and its consequences if: (a) such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) any and all Events of Default under the Indenture with respect to the Offered Securities, other than the nonpayment of principal, premium, if any, or interest, if any, on the Offered Securities that became due solely by such declaration , shall have been cured or waived as provided in Section 7.7.

No such rescission and annulment shall extend to or shall affect any subsequent Default or impair any right consequent thereon.

(5) In case the Trustee or any Holder of Offered Securities shall have proceeded to enforce any right with respect to Offered Securities under the Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case (subject to any determination in any such proceeding) the Company, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

(6) The Trustee shall give to the Holders of Offered Securities, as the names and addresses of such Holders appear on the Security Register, notice by mail (or delivery by electronic transmission in accordance with the applicable procedures of DTC) of all Defaults known to the Trustee that have occurred and are continuing with respect to the Offered Securities, such notice to be transmitted within 90 days after it is known to the Trustee; provided that, except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Offered Securities, the Trustee may withhold such notice if it determines that the withholding of such notice is in the interests of the Holders of the Offered Securities.

Section 7.2 Statement by Officers as to Default.

So long as any of the Offered Securities remain Outstanding, the Company will furnish to the Trustee within 120 days after the end of each fiscal year a brief certificate executed by the principal executive, financial or accounting officer of the Company or any member of the Board of Directors of the Company indicating whether the signers of such certificate know of any Default under the Indenture that occurred during the previous year. Such certificate need not include a reference to any Default that has been fully cured prior to the date as of which such certificate speaks.

The Company shall provide written notice to the Trustee within 30 days of the occurrence of any event, act or condition that would constitute a Default, describing the status of such Event of Default and describing what action the Company is taking or proposing to take with respect thereto.

Section 7.3 Collection of Indebtedness and Suits for Enforcement by the Trustee.

(1) The Company covenants that (a) in case it shall default in the payment of any installment of interest on any Offered Securities, and such default shall have continued for a period of 30 days, or (b) in case it shall default in the payment of the principal of, or premium, if any, on any Offered Securities when the same shall have become due and payable, whether upon the Stated Maturity or upon redemption or upon declaration of acceleration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Offered Securities, the whole amount that then shall have been become due and payable on all such Offered Securities for principal, premium, if any, or interest, if any, or both, with interest (to the extent that payment of such interest is enforceable under applicable law) upon the overdue principal, premium, if any, and upon overdue installments of interest at the rate expressed in the Offered Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 6.07 of the Base Indenture.

(2) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any Guarantor and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company or such Guarantor, wherever situated.

(3) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the

Company or any Guarantor or its respective creditors or property, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and, except as otherwise provided by law, shall be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Offered Securities allowed for the entire amount due and payable by the Company under the Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any funds or other property payable or deliverable on any such claim, and to distribute the same in accordance with Section 7.4 hereof. Any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of Offered Securities to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it under Section 6.07 of the Base Indenture or as otherwise set forth in this First Supplemental Indenture.

(4) All rights of action and of asserting claims under the Indenture with respect to the Offered Securities may be enforced by the Trustee without the possession of any of such Offered Securities, or the production thereof at any trial or other proceeding relative thereto. When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(1)(h) or Section 7.1(1)(j) hereof occurs, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law. Any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under the Indenture, be for the ratable benefit of the Holders of the Offered Securities.

(5) In case of an Event of Default, the Trustee in its discretion may proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

(6) Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of Offered Securities any plan of reorganization, arrangement, adjustment or composition affecting the Offered Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.4 Application of Funds Collected.

Any funds collected by the Trustee pursuant to this Article VII with respect to the Offered Securities shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such funds on account of principal, premium, if any, or interest, if any, upon presentation of the Offered Securities, and notation thereon of the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 6.07 of the Base Indenture and this Article VII;

SECOND: To the payment of the amounts then due and unpaid upon the Offered Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such funds have been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Offered Securities for principal, premium, if any, and interest, respectively; and

THIRD: To the Company or as a court of competent jurisdiction may direct in a final, non-appealable judgment.

Section 7.5 Limitation on Suits.

If an Event of Default occurs and is continuing with respect to the Offered Securities, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of such Offered Securities unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense which might be incurred in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, if any, when due, no Holder of Offered Securities may pursue any remedy with respect to the Indenture or such Offered Securities unless (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing; (2) Holders of at least 25% in aggregate principal amount of the Offered Securities then Outstanding have requested the Trustee in writing to pursue the remedy; (3) the requesting Holders of Offered Securities have offered the Trustee security or indemnity satisfactory to the Trustee against any costs, expenses and liabilities that might be incurred in compliance with such request or direction; (4) the Trustee has not complied with such Holder’s request within 60 days after the receipt of the request and the offer of security or indemnity; and (5) the Holders of a majority in principal amount of the Offered Securities then Outstanding have not given the Trustee a written direction inconsistent with the request within the 60-day period.

Notwithstanding anything contained herein or in any other provisions of the Indenture to the contrary, the right of any Holder of Offered Securities to receive payment of the principal of, and premium, if any, and interest on such Offered Securities, as therein provided, on or after the respective due dates expressed in such Offered Securities (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such Holder. By accepting an Offered Security hereunder it is expressly understood, intended and covenanted by the taker and Holder of every Offered Security with every other such taker and Holder and the Trustee, that no one or more Holders of Offered Securities shall have any right in any manner whatsoever by virtue or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of the Holders of any other of such Offered Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Offered Securities. For the protection and enforcement of the provisions of this Section 7.5, each Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 7.6 Rights and Remedies Cumulative; Delay or Omission not Waiver.

Except as otherwise provided in Section 3.06 of the Base Indenture, all powers and remedies given by this Article VII to the Trustee or to the Holders of the Offered Securities,

to the extent permitted by law, shall be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders of the Offered Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture or otherwise established with respect to such Offered Securities.

No delay or omission of the Trustee or of any Holder of any of the Offered Securities to exercise any right or power accruing upon any Event of Default occurring and continuing shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein. Subject to the provisions of Section 7.5 hereof, every power and remedy given by this Article VII or by law to the Trustee or the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 7.7 Control by Holders.

The Holders of a majority in aggregate principal amount of the Offered Securities then Outstanding, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Offered Securities. The Trustee may, however, refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of Offered Securities (it being understood that the Trustee does not have any affirmative duty to ascertain whether or not any such directions are unduly prejudicial to any other Holder of Offered Securities) or that would involve the Trustee in personal liability.

The Holders of not less than a majority in aggregate principal amount of the Offered Securities then Outstanding affected thereby, on behalf of the Holders of all Offered Securities, may waive any past Default in the performance of any of the covenants in the Indenture and its consequences, except a Default not theretofore cured (1) in the payment of the principal of, premium, if any, or interest, if any, on, any of the Offered Securities as and when the same shall become due by the terms of such Offered Securities otherwise than by acceleration and (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Offered Security. Upon any such waiver, the Default covered thereby shall cease to exist, and any Event of Default arising therefrom shall be deemed to be cured for every purpose of the Indenture, and the Company, the Trustee and the Holders of the Offered Securities shall be restored to their former positions and rights under the Indenture, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 7.8 Undertaking to Pay Costs.

All parties to the Indenture agree, and each Holder of any Offered Securities by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.8 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of

Holders, holding more than 10% in aggregate principal amount of the Offered Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Offered Security, on or after the respective payment dates expressed in the Indenture.

Section 7.9 Waiver of Usury, Stay or Extension of Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law (other than any Bankruptcy Law) wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VIII

SATISFACTION AND DISCHARGE

This Article VIII hereby replaces and supersedes, with respect to the Offered Securities, Article IV of the Base Indenture in all respects.

Section 8.1 Satisfaction and Discharge.

(1) If at any time:

(a) the Company or any Guarantor shall have delivered or shall have caused to be delivered to the Trustee for cancellation all Offered Securities theretofore authenticated (other than any Offered Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 3.06) and Offered Securities for whose payment funds or Government Securities have theretofore been deposited in trust or segregated and held in trust by the Company or such Guarantor (and thereupon repaid to the Company or such Guarantor or discharged from such trust, as provided in Section 8.7 hereof); or

(b) (i) all such Offered Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable by reason of the giving of a notice of redemption or otherwise or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders of the Offered Securities, (1) cash in U.S. dollars, (2) Government Securities, or (3) a combination thereof, in such amounts as will be sufficient (with respect to clauses (2) and (3), in the opinion of a nationally recognized firm of independent public accountants expressed in writing to the Trustee), without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Offered Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be; (ii) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit shall not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material debt instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (iii) the Company or any Guarantor has paid or caused to be paid all sums payable by the Company under the Indenture; and (iv) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Offered Securities at maturity or the redemption date, as the case may be, then the Indenture shall cease to be of further effect with respect to the Offered Securities except for the provisions of Section 3.04, Section 3.05, Section 3.06, Section 6.06, Section 6.10 and Section 10.02 of the Base Indenture and Section 8.5 hereof and Section 8.6 hereof, that shall survive until the date of maturity or redemption date, as the case may be, and Section 6.07 of the Base Indenture and Section 8.7 hereof, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharging the Indenture with respect to the Offered Securities.

In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 8.2 Legal Defeasance.

(1) The Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their Obligations with respect to all Offered Securities then Outstanding and the Guarantees issued with respect thereto under the Indenture on the date the conditions set forth in Section 8.4 hereof are satisfied with respect to the Offered Securities (“legal defeasance”). For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Offered Securities then Outstanding of such series, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.5 hereof and the other Sections of the Indenture referred to below, and to have satisfied all its other Obligations under such Offered Securities and the Indenture, including the Obligations of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the provisions of Section 3.03, Section 3.04, Section 3.05, Section 3.06, Section 6.06, Section 6.07, Section 6.10, Section 10.01 and Section 10.02 of the Base Indenture and Section 8.1 hereof, Section 8.5 hereof, Section 8.6 hereof and Section 8.7 hereof, which shall survive until otherwise terminated or discharged under the Indenture.

(2) Subject to compliance with this Article VIII, the Company may exercise its legal defeasance option under this Section 8.2 notwithstanding the prior exercise of its covenant defeasance option under Section 8.3 hereof. If the Company exercises its legal defeasance option, payment of the Offered Securities may not be accelerated because of an Event of Default with respect to such Offered Securities.

Section 8.3 Covenant Defeasance.

The Company, at its option and at any time, by written notice executed by an Officer delivered to the Trustee, may, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be, or cause any Guarantor, as the case may be, to be released from its Obligations under the covenants contained in Article V hereof and Section 6.2 hereof with respect to the Offered Securities and Guarantees then Outstanding on and after the date the conditions set forth in Section 8.4 hereof are satisfied (“covenant defeasance”), and such Offered Securities shall thereafter be deemed to be not Outstanding for the purposes of any direction, waiver, consent or declaration of Holders of the Offered Securities (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes under the Indenture. For this purpose, such covenant defeasance means that, with respect to the Offered Securities then Outstanding, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under clauses Section 7.1(1)(d) hereof, Section 7.1(1)(e) hereof, Section 7.1(1)(f) hereof (only with respect to covenants that are released as a result of such covenant defeasance), Section 7.1(1)(g) hereof, Section 7.1(1)(h) hereof (solely with respect to Significant Subsidiaries), Section 7.1(1)(i) hereof (solely with respect to Significant Subsidiaries), Section 7.1(1)(j) hereof and Section 7.1(1)(k) hereof.

Section 8.4 Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of Section 8.2 hereof or Section 8.3 hereof with respect to the Offered Securities:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Offered Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the Offered Securities then Outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Offered Securities are being defeased to maturity or to a particular redemption date;

(2) in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the beneficial owners of the Offered Securities will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3) in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Offered Securities will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material debt instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(6) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Offered Securities at maturity or the redemption date, as the case may be.

After such irrevocable deposit made pursuant to this Section 8.4 and satisfaction of the other conditions set forth herein, the Trustee, upon request, shall acknowledge in writing the discharge of the Company’s and the Guarantors’ obligations pursuant to Section 8.2 hereof or Section 8.3 hereof.

Section 8.5 Deposited Funds to be Held in Trust.

All funds or Government Securities deposited with the Trustee pursuant to Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4 hereof shall be held in trust and shall be available for payment as due, either directly or through any Paying Agent (including the Company or any Guarantor acting as its own Paying Agent), to the Holders of Offered Securities for the payment or redemption of which such funds or Government Securities have been deposited with the Trustee.

Section 8.6 Payment of Funds Held by Paying Agents.

In connection with the provisions of Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4, all funds or Government Securities then held by any Paying Agent under the provisions of the Indenture shall, upon demand of the Company or any Guarantor, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such funds or Government Securities.

Section 8.7 Repayment to the Guarantors or the Company.

Any funds or Government Securities deposited with any Paying Agent or the Trustee, or then held by the Company or any Guarantor, in trust for payment of principal of, premium, if any, or interest, if any, on the Offered Securities that are not applied but remain unclaimed by the Holders of such Offered Securities for at least two years after the date upon which the principal of, premium, if any, or interest, if any, on such Offered Securities shall have respectively become due and payable, shall be repaid to the Company or such Guarantor, as applicable, or if then held by the Company or any Guarantor shall be discharged from such trust; and thereafter, the Paying Agent and the Trustee shall be released from all further liability with respect to such funds or Government Securities, and the Holder of any of the Offered

Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantors, as applicable, for the payment thereof. Anything in this Article VIII to the contrary notwithstanding, subject to Section 6.07 of the Base Indenture, the Trustee shall deliver or pay to the Company or the Guarantors, as applicable, from time to time upon request by the Company or the Guarantors any funds or Government Securities (or other property and any proceeds therefrom) held by it as provided in Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent satisfaction and discharge, legal defeasance or covenant defeasance, as the case may be, in accordance with this Article VIII.

Section 8.8 Reinstatement.

If the Trustee or Paying Agent is unable to apply any funds or Government Securities in accordance with Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s Obligations under the Indenture, any indentures supplemental to the Indenture with respect to the Offered Securities and such Offered Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such funds or Government Securities in accordance with Section 8.1 hereof, Section 8.2 hereof, Section 8.3 hereof or Section 8.4, as the case may be; provided, however, that if the Company or any Guarantor has made any payment of principal, premium, if any, or interest, if any, on any Offered Securities following the reinstatement of its Obligations as aforesaid, the Company or such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Offered Securities to receive such payment from the funds or Government Securities held by the Trustee or Paying Agent.

ARTICLE IX

SUPPLEMENTAL INDENTURES

This Article IX hereby replaces and supersedes, with respect to the Offered Securities, Article IX of the Base Indenture in all respects.

Section 9.1 Supplemental Indentures Without the Consent of Holders.

In addition to any supplemental indenture otherwise authorized by the Indenture, the Company, the Guarantors and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Holders of the Offered Securities, for one or more of the following purposes:

(1) to cure any ambiguity, omission, defect or inconsistency herein or in the Offered Securities, as determined in good faith by the Company;

(2) to evidence the succession of another Person to the Company or a Guarantor and the assumption by any such successor Person of the obligations of the Company or such Guarantor, as the case may be, pursuant to the Indenture, the Offered Securities or the Guarantees;

(3) to provide for uncertificated Offered Securities in addition to or in place of certificated Offered Securities (provided that the uncertificated Offered Securities are issued in registered form for purposes of Section 163(f) of the Code);

(4) to add Guarantors with respect to the Offered Securities, to add security to or for the benefit of the Offered Securities or to release Guarantors from the Guarantees of Offered Securities, in each case in accordance with the terms of the Indenture;

(5) to add to the covenants of the Company or any Subsidiary of the Company for the benefit of the Holders of all of the Offered Securities or to surrender any right or power herein conferred upon the Company or any Subsidiary of the Company;

(6) to add any additional Events of Default for the benefit of the Holders of all or any Offered Securities then Outstanding;

(7) to make any change that does not materially adversely affect the rights of any Holder of Offered Securities then Outstanding, as determined in good faith by the Company;

(8) to conform the provisions of the Indenture, the Guarantees or the Offered Securities to the “Description of notes” section of the prospectus prepared in connection with the issuance of the Initial Offered Securities, as determined in good faith by the Company; provided that such amendment only affects the Offered Securities;

(9) to provide for the issuance of Additional Offered Securities under the Indenture to the extent otherwise so permitted under the terms of the Indenture;

(10) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee with respect to the Offered Securities or to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust hereunder by more than one Trustee;

(11) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Offered Securities as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of Offered Securities; provided, however, that (A) compliance with the Indenture as so amended would not result in Offered Securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders of Offered Securities then Outstanding to transfer Offered Securities then Outstanding, as determined in good faith by the Company; or

(12) to equally and ratably (or on a more favorable basis) secure the Offered Securities then outstanding to the extent required pursuant to Section 5.1 hereof or Section 5.2 hereof.

Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 9.03 of the Base Indenture, the Trustee shall join with the Company and the Guarantors in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.1 may be executed by the Company, the Guarantors and the Trustee without the consent of the Holders of any of the Offered Securities at the time Outstanding, notwithstanding any of the provisions of Section 9.2 hereof.

Section 9.2 Supplemental Indentures with Consent of Holders.

With the consent (evidenced as provided in Section 1.04 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Offered Securities then Outstanding (including consents obtained in connection with a tender offer or exchange for the Offered Securities), the Company, the Guarantors and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this First Supplemental Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.1 hereof the rights of the Holders of the Offered Securities under this First Supplemental Indenture; provided, however, that no such supplemental indenture, without the consent of the Holders of each Offered Security then Outstanding and affected thereby, shall:

(1) reduce the amount of Offered Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Offered Security;

(3) reduce the principal of or extend the Stated Maturity of any Offered Security;

(4) change the optional redemption dates or prices or calculations from those described under Section 3.1 hereof;

(5) make any Offered Security payable in money other than that stated in such Offered Security;

(6) impair the right of any Holder of the Offered Securities to institute suit for the enforcement of any payment on or with respect to such Holder’s Offered Securities after any interest payment date, Stated Maturity or any redemption date, as applicable;

(7) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8) make any change in the ranking or priority of any Offered Security or Guarantee that would adversely affect the Holders thereof; or

(9) release any Guarantor from its Guarantee, except as provided for in the Indenture or such Guarantee.

It shall not be necessary for the consent of Holders of Offered Securities affected thereby under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company, the Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.1 hereof or this Section 9.2, the Company shall mail or caused to be mailed by first class mail (or otherwise deliver in accordance with the procedures of DTC) a notice thereof to the Holders of Offered Securities affected thereby at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail or otherwise deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

Section 9.3 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture pursuant to the provisions of Article VI hereof or this Article IX, the Indenture shall be and be deemed to be modified and amended with respect to the Offered Securities in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under the Indenture of the Trustee, the Company, the Guarantors and the Holders of Offered Securities affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 9.4 Offered Securities Affected by Supplemental Indentures.

The Offered Securities affected by a supplemental indenture and authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article VI hereof or this Article IX may bear a notation in form approved by the Company; provided such form meets the requirements of any exchange upon which the Offered Securities may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, Additional Offered Securities so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of the Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Offered Securities then Outstanding.

Section 9.5 Execution of Supplemental Indentures.

Upon the request of the Company and, if applicable, upon the filing with the Trustee of evidence of the consent of Holders of the Offered Securities required to consent thereto as aforesaid, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee in its discretion may but shall not be obligated to enter into such supplemental indenture. The Trustee shall receive and, subject to the provisions of Section 6.01 of the Base Indenture, shall be fully protected in relying upon an Opinion of Counsel and Officers’ Certificate stating that any supplemental indenture executed pursuant to this Article IX is authorized or permitted by, and conforms to, the terms of the Indenture.

Promptly after the execution by the Company, the Guarantors and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.5, the Company shall transmit, or request the Trustee to transmit in the name and at the expense of the Company, a notice, setting forth in general terms the substance of such supplemental indenture, to the Holders of Offered Securities affected thereby as their names and addresses appear upon the Security Register. Any failure to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X

MISCELLANEOUS

Section 10.1 Definitions; Interpretation of Certain Terms.

Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture. Unless expressly stated to the contrary, the terms “hereof,” “herein” or terms of similar import used in this First Supplemental Indenture shall refer only to this First Supplemental Indenture.

Section 10.2 Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto with respect to the Offered Securities shall be read, taken and construed as one and the same instrument; provided that the provisions of this First Supplemental Indenture and any such indentures supplemental thereto apply solely with respect to the Offered Securities.

Section 10.3 Concerning the Trustee.

In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Base Indenture. The recitals contained herein and in the Offered Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Offered Securities. The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.

In no event shall the Trustee be responsible or liable under the Indenture for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 10.4 Governing Law.

This First Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 10.5 Separability.

In case any one or more of the provisions contained in this First Supplemental Indenture or in the Offered Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Offered Securities, but this First Supplemental Indenture and the Offered Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 10.6 Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.7 No Benefit.

Nothing in this First Supplemental Indenture or in the Offered Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Offered Securities, any legal or equitable right, remedy or claim under or in respect of this First Supplemental Indenture or the Base Indenture or under any covenant, condition or provision herein or therein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the Holders of the Offered Securities.

Section 10.8 Notices.

The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture with respect to the Offered Securities sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company or any Guarantor elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company and the Guarantors agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee reasonably acting on unauthorized instructions, and the risk or interception and misuse of instructions or directions by third parties.

Section 10.9 Foreign Account Tax Compliance Act.

The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which withholding or deductions the Trustee shall not have any liability.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EAGLE MATERIALS INC.

By:	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Executive Vice President –
Finance and Administration and
Chief Financial Officer

[Signature Page to First Supplemental Indenture]

AG DALLAS LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

AG SOUTH CAROLINA LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

AMERICAN GYPSUM COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President, Treasurer and Assistant Secretary

AMERICAN GYPSUM MARKETING COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President, Treasurer and Assistant Secretary

[Signature Page to First Supplemental Indenture]

AUDUBON MATERIALS LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

AUDUBON READYMIX LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

CCP CEMENT COMPANY

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President - Finance and Treasurer

CCP CONCRETE/AGGREGATES LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President - Finance and Treasurer

[Signature Page to First Supplemental Indenture]

CCP GYPSUM LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President - Finance and Treasurer

CCP LAND COMPANY

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President - Finance and Treasurer

CCP LEASING LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

CENTEX CEMENT CORPORATION

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President - Finance and Treasurer

[Signature Page to First Supplemental Indenture]

CENTEX MATERIALS LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

CPCC LAND COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

CRS ATLANTIC LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

CRS BLOCKER 1 INC.

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

CRS BLOCKER 2 INC.

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

CRS BLOCKER 3 INC.

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

CRS BLOCKER 4 INC.

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

CRS HOLDCO LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

CRS PROPPANTS LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

DUNNING PROPERTIES, L.L.C.

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

EAGLE CEMENT COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

EAGLE MATERIALS AVIATION LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

EAGLE MATERIALS IP LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President - Finance and Treasurer

EAGLE OIL AND GAS PROPPANTS HOLDINGS LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

EAGLE OIL AND GAS PROPPANTS LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

FARMING SOLUTIONS HOLDINGS LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

FARMING SOLUTIONS LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

GREAT NORTHERN SAND LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

GREEN PROPERTY FARMS, LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

GREEN ROSE INVESTMENTS, LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

HOLLIS & EASTERN RAILROAD COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

ILLINOIS CEMENT COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

KANSAS CITY AGGREGATE LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

KANSAS CITY FLY ASH LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

KANSAS CITY READYMIX LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

MATHEWS READYMIX LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

MEV LAND TRUST LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

MICHIGAN CEMENT COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

MINNESOTA SAND COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

MOUNTAIN CEMENT COMPANY

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and
Treasurer

MOUNTAIN LAND & CATTLE COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

NEVADA CEMENT COMPANY

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

NORTHERN WHITE SAND LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

REPUBLIC PAPERBOARD COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

RIO GRANDE DRYWALL SUPPLY CO.

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

SKYWAY CEMENT COMPANY LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

TEXAS CEMENT COMPANY

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President - Finance and Treasurer

TLCC GP LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

TULSA CEMENT LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

WESTERN AGGREGATES LLC

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

WESTERN CEMENT COMPANY OF CALIFORNIA

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

WISCONSIN CEMENT COMPANY

By	/s/ D. Craig Kesler
Name:	D. Craig Kesler
Title:	Senior Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

IC ENERGY LLC

By	/s/ William R. Devlin
Name:	William R. Devlin
Title:	Vice President

[Signature Page to First Supplemental Indenture]

TLCC LP LLC

By:	/s/ Joseph P. Sells
Name:	Joseph P. Sells
Title:	President and Secretary

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Richard Tarnas
Name:	Richard Tarnas
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF 4.500% SENIOR NOTES

[Insert the Private Placement Legend and/or the Global Security legend, as applicable]

4.500% SENIOR NOTES DUE 2026

No. R-[ ]	$[ ]

CUSIP No. [ ]

ISIN No. [ ]

EAGLE MATERIALS INC.

promises to pay to Cede & Co. or registered assigns, the principal sum of [            ] Dollars on August 1, 2026.

Interest Payment Dates: February 1 and August 1

Regular Record Dates: January 15 and July 15

Each Holder of this Offered Security (each as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture (as defined below), and authorizes and directs the Trustee (as defined below) on such Holder’s behalf to be bound by such provisions. Each Holder of this Offered Security hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Offered Security shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee. The provisions of this Offered Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 3.03 of the Base Indenture.

Date: [                    ],

EAGLE MATERIALS INC.

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Offered Securities designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A., as Trustee

By:
Authorized Signatory

Dated: [ ]

Eagle Materials Inc.

4.500% Senior Notes due 2026

This security is one of a duly authorized series of debt securities of Eagle Materials Inc., a Delaware corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s debt securities, dated as of May 8, 2009 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 2, 2016 (the “First Supplemental Indenture”), among the Company, the Guarantors named therein and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This security is one of the series designated on the face hereof (collectively, the “Offered Securities”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company, the Guarantors and the holders of the Offered Securities (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The Company promises to pay interest on the principal amount of this Offered Security at an annual rate of 4.500%. The Company will pay interest semi-annually on February 1 and August 1 of each year (each such day, an “Interest Payment Date”). If the date of maturity of interest or principal of this Offered Security or the date of redemption of this Offered Security shall not be a Business Day, then payment of principal, premium, if any, or interest, if any, may be made on the next succeeding Business Day with the same force and effect as if made on the date that payment was due. Interest on the Offered Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of issuance; provided that, the first Interest Payment Date shall be February 1, 2017. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Offered Securities (except defaulted interest), if any, to the Persons in whose name such Offered Securities are registered at the close of business on the regular record date referred to on the facing page of this Offered Security for such interest installment. In the event that the Offered Securities or a portion thereof are called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Offered Securities will be paid upon presentation and surrender of such Offered Securities as provided in the Indenture. The principal of and the interest on the Offered Securities shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee, will act as Paying Agent and Security Registrar. The Company may change or appoint any Paying Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The terms of the Offered Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as in effect on the date the Indenture is qualified. The Offered Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Offered Securities are unsecured senior obligations of the Company and constitute the series designated on the face hereof as the “4.500% Senior Notes due 2026”, initially limited to $350,000,000 in aggregate principal amount. The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Eagle Materials Inc., 3811 Turtle Creek Boulevard, Suite 1100, Dallas, Texas 75219, Attention: James H. Graass, Executive Vice President, General Counsel and Secretary.

5. Redemption and Repurchase. The Offered Securities are subject to optional redemption, and may be the subject of a Change of Control Offer, as further described in the Indenture. The Company shall not be required to make sinking fund payments with respect to the Offered Securities.

6. Denominations, Transfer, Exchange. The Offered Securities are in registered form without coupons and shall be offered and sold in initial denominations of $2,000 or any integral multiple of $1,000 in excess thereof. Notwithstanding the immediately preceding sentence, the minimum denomination of any Offered Security shall be $1,000. The transfer of Offered Securities may be registered and Offered Securities may be exchanged as provided in the Indenture. The Offered Securities may be exchanged or transferred at the office or agency maintained by the Company pursuant to Section 10.02 of the Base Indenture. No service charge shall be payable by a Holder for any exchange or registration of transfer of this Offered Security, or for any issue of new Offered Securities in case of partial redemption, but the Company may require payment of a sum sufficient to cover any transfer tax, assessment or other similar governmental charge payable in connection therewith (other than any such taxes or other governmental charge payable upon exchange or registration of transfer pursuant to Section 3.05 of the Base Indenture). If any Offered Securities are to be redeemed, the Company will not be required (i) to issue, exchange or register the transfer of any Offered Securities during a period beginning at the opening of business 15 days before the day of the mailing (or other form of delivery in accordance with the procedures of DTC) of a notice of redemption of less than all the Outstanding Offered Securities and ending at the close of business on the day of such mailing or other delivery or (ii) to register the transfer of or exchange any Offered Securities or portions thereof called for redemption.

7. Persons Deemed Owners. The registered Holder of an Offered Security may be treated as its owner for all purposes.

8. Repayment to the Company or the Guarantors. Any funds or Government Securities deposited with any Paying Agent or the Trustee, or then held by the Company or any Guarantor, in trust for payment of principal of, premium, if any, or interest on the Offered Securities that are not applied but remain unclaimed by the Holders of such Offered Securities for at least two years after the date upon which the principal of, premium, if any, or interest on such Offered Securities shall have respectively become due and payable, shall be repaid to the Company or such Guarantor, as applicable, or if then held by the Company or any Guarantor shall be discharged from such trust; and thereafter, the Paying Agent and the Trustee shall be released from all further liability with respect to such funds or Government Securities, and the Holder of any of the Offered Securities entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantors, as applicable, for the payment thereof.

9. Amendments, Supplements and Waivers. The Indenture or the Offered Securities may be amended or supplemented as provided in the Indenture. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Offered Securities, on behalf of all of the Holders of the Offered Securities, to waive any past Default under the Indenture and its consequences, except a Default (1) in the payment of the principal of, premium, if any, or interest on any Offered Security as and when the same shall become due by the terms of such Offered Security otherwise than by acceleration and (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Offered Security. Any such consent or waiver by any registered Holder, including any consent or waiver provided by the Holders of a majority in aggregate principal amount of the Outstanding Offered Securities on behalf of all Holders of Offered Securities, shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Offered Security and of any Offered Security issued in exchange for this Offered Security or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Offered Security.

10. Defaults and Remedies. The Events of Default relating to the Offered Securities are defined in Section 7.1 of the First Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

11. Defeasance and Discharge of Indenture. The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

12. Authentication. This Offered Security shall not be valid until the Trustee signs the certificate of authentication attached to the other side of this Offered Security.

13. Guarantees. All payments by the Company under the Indenture and this Offered Security are fully and unconditionally guaranteed to the Holder of this Offered Security by the Guarantors, as provided in the Indenture.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15. Governing Law. The Base Indenture, the First Supplemental Indenture and this Offered Security (including the terms of the Guarantees therein) shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

ASSIGNMENT FORM

To assign this Offered Security, fill in the form below: (I) or (we) assign and transfer this Offered Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Offered Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Offered Security purchased by the Company pursuant to Section 5.5 of the First Supplemental Indenture, check the box:

☐ 5.5 Change of Control

If you want to elect to have only part of this Offered Security purchased by the Company pursuant to Section 5.5 of the First Supplemental Indenture, state the amount: $            .

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax I.D. number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [            ], 20[    ], among                      (the “Guaranteeing Subsidiary”), a subsidiary of Eagle Materials Inc., a Delaware corporation (the “Company”), the Company, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 8, 2009 (the “Base Indenture,” as supplemented by the First Supplemental Indenture, dated as of August 2, 2016, among the Company, the Guarantors (as defined therein) and the Trustee, the “Indenture”), providing for the issuance by the Company from time to time of certain debt securities (the “Offered Securities”) evidencing its unsecured indebtedness and for the issuance of guarantees of the Offered Securities;

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary and the Company shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Offered Securities and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.1 of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article IV of the First Supplemental Indenture.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture, which shall be taken as the statements of the Company and the Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EAGLE MATERIALS INC.

By:
Name:
Title:

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